                                                                    Exhibit 10.4

                            AVESTA TECHNOLOGIES, INC.

              THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

      This Third Amended and Restated Investor Rights Agreement (this "Agreement") is made as of July 13, 1999 by and among Avesta Technologies, Inc., a Delaware corporation (the "Company"), and the individuals and entities named as Investors on the signature page(s) hereof (the "Investors").

      WHEREAS, certain of the Investors (collectively, the "Series A Investors") entered into that certain Series A Preferred Stock and Warrant Purchase Agreement, dated December 10, 1996 (as amended, the "Series A Purchase Agreement"), pursuant to which the Company issued and sold to the Series A Investors shares of the Company's Series A Preferred Stock, par value $0.01 per share;

      WHEREAS, concurrently with the execution and delivery of the Series A Purchase Agreement, the Company and the Series A Investors entered into that certain Investor Rights Agreement, dated as of December 10, 1996 (the "Investor Rights Agreement");

      WHEREAS, certain of the Investors (collectively, the "Series B Investors," entered into that certain Series B Preferred Stock Purchase Agreement, dated March 19, 1998 (the "Series B Purchase Agreement"), pursuant to which the Company issued and sold to the Series B Investors shares of the Company's Series B Preferred Stock, par value $0.01 per share;

      WHEREAS, concurrently with the execution and delivery of the Series B Purchase Agreement, the Company, the Series A Investors and the Series B Investors entered into that certain Amended and Restated Investor Rights Agreement, dated as of March 19, 1998 (the "Amended and Restated Investor Rights Agreement");

      WHEREAS, certain of the Investors (collectively, the "Series C Investors" and together with the Series A Investors and the Series B Investors, the "Existing Investors") entered into that certain Series C Preferred Stock Purchase Agreement (the "Series C Purchase Agreement"), dated January 4, 1999, pursuant to which the Company issued and sold to the Series C Investors 2,688,951 shares of the Company's Series C Preferred Stock, $0.01 par value per share (the "Series C Stock") and warrants to purchase 407,384 shares of Series C Stock (the "Series C Warrants");

      WHEREAS, on the date hereof, the Company and certain of the Investors (collectively, the "Series D Investors") are entering into that certain Series D Preferred Stock Purchase Agreement (the "Series D Purchase Agreement"), pursuant to which the Company is authorized to issue and sell to the Series D Investors
(i) an aggregate of up to 1,800,000 shares of the Company's Series D Preferred Stock, $0.01 par value per share (the "Series D Stock", and together with the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock, the "Preferred Stock"), at one of more closings to be held on or prior to thirty (30) days from the date hereof (the "Closings").

                                                                    EXHIBIT 10.4

      WHEREAS, it is a condition to the closing of the transactions contemplated by the Series D Purchase Agreement that the Company and the Investors enter into this Agreement to, among other things, amend and restate the rights granted to the Existing Investors pursuant to the Second Amended and Restated Investors' Rights Agreement in order to provide the Series D Investors with certain registration rights, information rights and other rights in connection with the Investors' ownership of shares of the Company's Preferred Stock (and the Conversion Shares (as hereinafter defined) into which such shares of Preferred Stock are convertible);

      WHEREAS, pursuant to Section 4.4 of the Second Amended and Restated Investor Rights Agreement, the Second Amended and Restated Investor Rights Agreement may be amended, waived, discharged or terminated by the holders of a majority of the Shares (as such term was defined in the Second Amended and Restated Investor Rights Agreement) (as adjusted for stock splits, stock dividends and similar events), with the prior written consent of the Company; and

      WHEREAS, by entering into this Agreement, the Company, and the holders of a majority of the Shares (as such term was defined in the Second Amended and Restated Investor Rights Agreement) (as adjusted for stock splits, stock dividends and similar events), hereby consent to amending the Second Amended and Restated Investor Rights Agreement in the manner set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth herein, the Company and the Investors agree as follows:

                                   SECTION 1

                               Registration Rights

      1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            a. "Acquisition" shall mean (i) a transaction in which the Company is consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such transaction, shall, immediately following such transaction, hold, as a group, less than a majority of the voting securities of the surviving or successor entity or (ii) the sale of all or substantially all of the Company's assets.

            b. "Conversion Shares" shall mean the shares of Common Stock issued or issuable upon conversion of the Preferred Stock.

            c. "Holder" shall mean any Investor holding Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.14 hereof.

            d. "Initiating Holders" shall mean any Holder or Holders holding, in the aggregate, not less than thirty-five percent (35%) of the Shares (as appropriately adjusted for

                                                                    EXHIBIT 10.4

stock splits, stock dividends, recapitalizations, consolidations, merger and similar events) purchased by all of the Investors.

            e. "Registrable Securities" shall mean (i) the Shares and (ii) the Common Stock issued in respect to the Shares upon any stock split, stock dividend, recapitalization, substitution or similar event.

            f. "Register" The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            g. "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 1.5,
1.6 and 1.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding (i) the compensation of regular employees of the Company which shall be paid in any event by the Company, (ii) fees and disbursements of Counsel to the Holders, (iii) Selling Expenses and (iv) the expense of any special audits incident to or required by a registration pursuant to Section 1.5 or 1.7 hereof).

            h. "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 1.3 hereof.

            i. "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor thereto, including the rules and regulations promulgated thereunder or pursuant thereto.

            j. "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

            k. "Series A Preferred" shall mean the Company's Series A Preferred Stock, par value $0.01 per share.

            l. "Series B Preferred" shall mean the Company's Series B Preferred Stock, par value $0.01 per share.

            m. "Series C Preferred" shall mean the Company's Series C Preferred Stock, par value $0.01 per share.

            n. "Series D Preferred" shall mean the Company's Series D Preferred Stock, par value $0.01 per shares.

            o. "Shares" shall mean shares held by any Investor including (i) shares of Common Stock, (ii) shares of Common Stock issuable upon the exercise of any options or warrants for Common Stock, (iii) shares of Common Stock issuable upon the conversion of Preferred Shares, (iv) shares of Common Stock issued or issuable upon exercise of any

                                                                    EXHIBIT 10.4

warrants for shares of Series A Preferred, (v) shares of Common Stock issued or issuable upon conversion of any shares of Series B Preferred or issued or issuable upon exercise of any warrants for shares of Series B Preferred, or (vi) shares of Common Stock issued or issuable upon conversion of any shares of Series C Preferred issued or issuable upon exercise of any warrants for shares of Series C Preferred; provided, however, that solely for purposes of Section
1.6 hereunder, the shares of Common Stock issuable upon the exercise of a warrant previously issued to Transamerica Corporation shall be deemed "Shares". The term "Shares" shall not include (a) any shares of Common Stock which have been previously registered, (b) shares of Common Stock which have been previously sold to the public, or sold pursuant to an exemption from registration under the Securities Act, (c) securities which would otherwise be Registrable Securities held by an Investor who is then permitted to sell all of such securities pursuant to Rule 144(k) under the Securities Act (provided, that with respect to Section 1.6 (Company Registration), until December 31, 2002, the term Registrable Securities shall include securities held by an Investor who is then permitted to sell all of such shares pursuant to Rule 144(k) under the Securities Act), or (d) shares of Common Stock which may be sold pursuant to an effective Registration Statement on Form S-8, or any successor form.

            1.2 Restrictions on Transferability. The Restricted Securities shall not be sold, assigned, transferred or pledged (other than (i) under circumstances pursuant to Sections 1.5, 1.6 and 1.7 of this Agreement, (ii) a transfer not involving a change in beneficial ownership, (iii) in transactions involving the distribution without consideration of Restricted Securities by any of the Investors to any of its partners or stockholders, or retired partners or stockholders, or to the estate of any of its partners or stockholders or retired partners or stockholders, so long as each such transferee agrees in writing to be bound by the terms of this Agreement or (iv) a transfer made pursuant to Rule 144 or Rule 145 promulgated pursuant to the Securities Act) except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Investor will cause any proposed Investor, assignee, transferee, or pledgee of the Restricted Securities held by such Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

            1.3 Restrictive Legend. Each certificate representing (i) the Shares and the Preferred Shares and (ii) any other securities issued in respect of the Shares or the Preferred Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with the following legend or legends to the following effect (in addition to any legend required under applicable state securities laws):

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE

                                                                    EXHIBIT 10.4

      OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CLERK OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY."

      Each Investor consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities to implement the restrictions on transfer established in this Agreement.

      1.4 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 1.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) under circumstances pursuant to Sections 1.5, 1.6 and 1.7 of this Agreement,
(ii) a transfer not involving a change in beneficial ownership, (iii) in transactions involving the distribution without consideration of Restricted Securities by any of the Investors to any of its partners or stockholders, or retired partners or stockholders, or to the estate of any of its partners or stockholders or retired partners or stockholders, so long as each such transferee agrees in writing to be bound by the terms of this Agreement or (iv) a transfer made pursuant to Rule 144 or Rule 145 promulgated pursuant to the Securities Act), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense, by either
(x) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company and addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (y) a "no action" letter from the Securities and Exchange Commission (the "SEC") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, unless such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

      1.5 Requested Registration.

            a. Notice of Registration; Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance (other than a registration on Form S-3 or any successor form) with respect to, at least thirty percent (30%) of the Registrable Securities or at least the number of shares of Registrable Securities that would reasonably be expected to provide aggregate proceeds, net of underwriting discounts and commissions, to the Initiating Holders of more than $10,000,000, the Company will:

                                                                    EXHIBIT 10.4

            i promptly give written notice of the proposed registration to all other Holders; and

            ii as soon as practicable, use its reasonable efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities
Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided that the Company shall use reasonable commercial efforts to effect such registration within ninety (90) days of the receipt of such request; and provided, further, that the Company shall NOT be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.5:

                  (1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                  (2) Prior to the earlier of December 31, 2001, or the date six months following the effective date of the registration statement pertaining to the first underwritten firm commitment public offering of securities of the Company for its own account (other than a registration relating solely to a SEC Rule 145 transaction or a registration relating solely to employee benefit plans) at a public offering price of at least $8.25 per share (as adjusted for stock splits, stock dividends, reclassifications, and like events) and in which the gross aggregate proceeds received by the Company in such offering equal or exceed $15,000,000;

                  (3) After the Company has effected two (2) registrations pursuant to this Section 1.5 and such registrations have been declared or ordered effective and the securities offered pursuant to such registration have been sold; or

                  (4) If at the time of the request to register Registrable Securities the Company gives notice within thirty (30) days of such request that it is engaged or has fixed plans to engage within sixty (60) days of the time of the request in a firmly underwritten registered public offering as to which the Holders may include Registrable Securities pursuant to Section 1.5, 1.6 or 1.7 hereof.

      Subject to the foregoing clauses (1) through (4) and to Section 1.5(c), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders.

            b. Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so

                                                                    EXHIBIT 10.4

advise the Company as a part of their request made pursuant to Section 1.5 and the Company shall include such information in the written notice referred to in
Section 1.5(a). The right of any Holder to registration pursuant to Section 1.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

      The Company shall (together with all Initiating Holders and such other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 1.5, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten and so advises the Initiating Holders in writing, then the Initiating Holders shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting) and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders at the time of filing the registration statement. All shares of Common Stock held by stockholders other than the Holders shall be excluded from registration prior to exclusion of any Registrable Securities. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

      If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportions used above in determining the underwriter limitation.

      If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

            c. Delay of Registration. If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would not be in the best interests of the Company and its stockholders for such registration statement to be filed on or before the date filing would be required and it is therefore appropriate to defer the filing of such registration statement, then the Company may direct that such request for registration be delayed for a period not in excess of ninety (90) days, such right to delay a request to be exercised by the Company not more than twice in any twelve (12) month period.

                                                                    EXHIBIT 10.4

      1.6. Company Registration.

            a. Notice of Registration. If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders, other than (x) a registration relating solely to employee benefit plans, or (y) a registration relating solely to a Rule 145 transaction, the Company will:

                  i promptly give to each Holder written notice thereof; and

                  ii include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

            b. Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.6(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.6, if in the Company's initial registered public offering the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The managing underwriter may apply the same limitation for subsequent registered public offerings; PROVIDED, that, such limitation shall not reduce the number of shares of Registrable Securities to less than twenty-five percent (25%) of all shares registered in the second registered public offering of the Company's or subsequent registered public offerings of the Company's securities. All shares of Common Stock held by stockholders other than the Holders shall be excluded from registration prior to exclusion of any Registrable Securities. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders and such other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and such other holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest one hundred (100) shares. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

            c. Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.6 prior to the

                                                                    EXHIBIT 10.4

effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

      1.7. Registration on Form S-3.

            a. If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, gross of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its reasonable commercial efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two registrations pursuant to this Section 1.7 in any twelve (12) month period; provided that the Company shall use reasonable commercial efforts to file such registration statement within forty-five (45) days after such request and shall use reasonable commercial efforts to obtain effectiveness of such registration statement within ninety (90) days of the filing of such registration statement. The substantive provisions of Section 1.6(b) shall be applicable to each underwritten registration initiated under this Section 1.7.

            b. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within ninety (90) days of receipt of such request in which such Holders can exercise their rights pursuant to Section 1.6 hereof; or
(iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date one hundred twenty
(120) days immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

      1.8. Limitations on Subsequent Registration Rights. From and after the date of this Agreement the Company shall not, without the consent of Holders of a majority of the Registrable Securities, enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities on parity with or superior to those granted under this Agreement.

      1.9. Expenses of Registration. All Registration Expenses incurred in connection with all registrations pursuant to Sections 1.5, 1.6 and 1.7 shall be borne by the Company. Unless otherwise agreed, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered. Notwithstanding anything in this Section to the contrary, if the Company

                                                                    EXHIBIT 10.4

and/or others include securities for their own account pursuant to Section 1.6(b), then the Company and such others shall bear their pro rata share of the Registration Expenses and Selling Expenses. In connection with any registration pursuant to Sections 1.5 and 1.6, the Company will pay fees and disbursements of one counsel on behalf of the participating Holders incurred in so representing such participating Holders; PROVIDED that the Company shall not be obligated to pay such counsel's fees and disbursements exceeding $50,000 in the case of an underwritten offering or $15,000 in the case of any other offering. All fees and disbursements of any other counsel to any Holder in connection with any registration pursuant to Sections 1.5, 1.6 and 1.7 shall be paid by such Holder.

      1.10. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

            a. Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed; and

            b. Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities and such other information necessary to allow the Holders participating in such registration to remain reasonably informed about the public offering.

            c. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days or such shorter period in which the disposition of all securities in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement shall be completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to such dispositions;

            d. Use its reasonable commercial efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any Holder participating in such registration reasonable requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company will not for any purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 1.10(d) be obligated to be qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                                                                    EXHIBIT 10.4

            e. Provide a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

            f. Notify each Holder participating in such registration, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact required to be stated therein or necessary to make the statements therein not misleading;

            g. Use its reasonable commercial efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

            h. Use its reasonable commercial efforts to obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters in such transactions;

            i. Enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

      1.11. Indemnification.

            a. The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such under-writer and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred as such expenses are incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action,

                                                                    EXHIBIT 10.4

provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder, controlling person or underwriter and stated to be specifically for use therein.

            b. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred as such expenses are incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder. Notwithstanding the foregoing, the liability of each Holder under this Section 1.11(b) shall be limited to an amount equal to the aggregate proceeds received by such Holder from the sale of Registrable Securities hereunder.

            c. Each party entitled to indemnification under this Section 1.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved in writing by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the release of the Indemnified Party by the claimant or plaintiff from all liability in respect to such claim or litigation.

                                                                    EXHIBIT 10.4

      1.12. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

      1.13. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

            a. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time (the "Exchange Act");

            b. Use its reasonable commercial efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

            c. So long as an Investor owns any Restricted Securities to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing an Investor to sell any such securities without registration.

      1.14. No Action Letter or Opinion of Counsel in Lieu of Registration. Notwithstanding anything in this Agreement to the contrary, if at any time after the date of the Company's initial public offering of its securities under the Securities Act, the Company shall have obtained from the SEC a "no action" letter in which the SEC has indicated that it will take no action if, without registration under the Securities Act, any Investor disposes of Registrable Securities covered by any request for registration made under this Agreement in the manner in which such Investor proposes to dispose of the Registrable Securities included in such request, or if in the opinion of counsel to the Company concurred in by counsel for such Investor no registration under the Securities Act is required in connection with such disposition, the Registrable Securities included in such request shall not be eligible for registration under this Agreement; provided, however, with respect to any Investor who may be deemed to be an "affiliate," as that term is defined under Rule 144, if, notwithstanding the opinion of such counsel, the Holder is unable to dispose of all of the Registrable Securities included in his request in the manner in which such Investor proposes without registration, the

                                                                    EXHIBIT 10.4

Registrable Securities included in such request shall be eligible for registration under this Agreement.

                                   SECTION II

                              Participation Rights

      2.1. Right of Participation. The Company hereby grants to each Investor the right to purchase, pro rata, all or any part of New Securities (as defined in Section 2.2) which the Company may, from time to time, propose to sell and issue. A "pro rata share" for purposes of this participation right is the quotient obtained by dividing (a) the sum of (i) the total number of shares of Common Stock or options or warrants to purchase Common Stock then held by such Investor prior to the sale and issue of the New Securities, plus (ii) the total number of shares of Common Stock issuable upon conversion or exercise of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or any option or warrant to purchase Preferred Stock then held by such Investor by (b) the sum of (i) the total number of shares of Common Stock then outstanding plus (ii) the total number of shares of Common Stock issuable upon conversion or exercise of all then outstanding Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and (iii) options or warrants to purchase Common Stock and Preferred Stock.

      2.2. New Securities. Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into said shares of capital stock. Notwithstanding the foregoing, "New Securities" does not include:

            (i) securities offered to the public generally pursuant to an underwritten registration statement under the Securities Act,

            (ii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its stockholders own at least fifty percent (50%) of the voting power of the surviving or successor corporation,

            (iii) (a) shares of the Company's Common Stock or outstanding options exercisable for the purchase of Common Stock issued to employees, officers and directors of, and consultants and franchisees to, the Company, pursuant to the Company's 1996 Stock Plan (as hereinafter defined) as in effect on the date hereof or any incentive program approved by the Board of Directors of the Company, including at least one director elected by the holders of Preferred Shares, and (b) shares of the Company's Common Stock reserved for issuance under the Company's 1996 Stock Plan as in effect on the date hereof or any incentive program approved by the Board of Directors of the Company, including at least one director elected by the holders of Preferred Shares;

                                                                    EXHIBIT 10.4

            (iv) stock issued pursuant to the exercise of any rights or agreements including, without limitation, convertible securities, options and warrants, provided that the rights of participation established by
      Section 2.1 shall apply with respect to the initial sale or grant by the Company of such rights or agreements,

            (v) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

      2.3. Notice. In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Investor shall have fifteen
(15) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

      2.4. Exercise of Right. In the event that an Investor fails to exercise the participation right within said fifteen (15) day period, the Company shall have thirty (30) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities not elected to be purchased by such Investors at the price and upon terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event that the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said thirty (30) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement); the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

                                  SECTION III

                              Additional Covenants

      The Company and each Investor hereby covenant and agree as follows:

      3.1. Financial Information.

            a. The Company will deliver to each Investor that owns (together with any partner, member, fund or other affiliates of such Investor) at least 100,000 shares (as adjusted for stock splits, stock dividends and similar events), as soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, audited consolidated balance sheets of the Company and any subsidiaries as of the end of such fiscal year, and consolidated statements of income and stockholders equity and consolidated statements of cash flows of the Company and any subsidiaries for such year, prepared in accordance with generally accepted accounting principles and accompanied by a report of an independent certified public accountant of national standing selected by the Company.

                                                                    EXHIBIT 10.4

            b. The Company will deliver to each Investor that owns (together with any partner, member, fund or other affiliates of such Investor) at least 100,000 (as adjusted for stock splits, stock dividends, and similar events) the following reports:

                  i As soon as practicable after the end of each quarter within each fiscal year of the Company, and in any event within 45 days thereafter, a consolidated balance sheet of the Company and any subsidiaries as of the end of each such quarter, and consolidated statements of income of the Company and any subsidiaries for such period and for the then current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, and signed by the principal financial or accounting officer of the Company; and

                  ii As soon as it is available, but in no event later than thirty (30) days prior to the beginning of the Company's fiscal year, the annual operating plans, including monthly projected financials for that fiscal year, of the Company for the succeeding fiscal year, as approved by the Company's Board of Directors; and

                  iii As soon as practicable after the end of each month, and in any event within three weeks after the end of each month, updates to the monthly projected financials for the current fiscal year; monthly projected backlog schedules; monthly updates of significant contracts or accounts; a consolidated balance sheet of the Company and any subsidiaries as of the end of each such month; and consolidated statements of income of the Company and any subsidiaries for such period and for the then current fiscal year to date, all prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, and signed by the principal financial or accounting officer of the Company.

            c. As long as Investor (together with any partner, member, fund or other affiliates of such Investor) holds not less than 100,000 Shares (as adjusted for any stock dividends, stock splits or similar events), the Company shall permit each such Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records (including Board of Directors and stockholder meeting minutes) and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.1(c) to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

      3.2. Confidential Information. Each Investor agrees that any information obtained by such Investor pursuant to this Agreement which is, or would reasonably be perceived to be, proprietary to the Company or otherwise confidential will not be disclosed without the prior written consent of the Company. Notwithstanding the foregoing, each Investor may disclose such information, on a need to know basis, to its employees, accountants or attorneys, or to the employees, accountants or attorneys of its general partner or investment manager (so long as each such person to whom confidential information is disclosed agrees to keep such information confidential), in compliance with a court order or when otherwise necessary to enforce any of Investor's rights hereunder. Such information may also be disclosed to an

                                                                    EXHIBIT 10.4

Investor's limited partners or stockholders (so long as each such person to whom confidential information is disclosed agrees to keep such information confidential). Each Investor further acknowledges and understands that any information will not be utilized by such Investor in connection with purchases and/or sales of the Company's securities except in compliance with applicable state and federal antifraud statutes.

      3.3. Board of Directors. The Company agrees that it will pay the reasonable expenses incurred by the directors designated by the holders of the Series A Preferred, the Series B Preferred and the Series D Preferred (the "Preferred Directors") while traveling on the Company's behalf, including without limitation those expenses incurred while attending meetings of the Board of Directors or committees thereof. The Company agrees that it will pay the reasonable expenses incurred by the observer appointed by Pilgrim Baxter Hybrid Partners I, L.P. on behalf of the Series C Preferred (the "Series C Observer") while traveling on the Company's behalf, including without limitation those expenses incurred while attending meetings of the Board of Directors or committees thereof. The Investors agree that, where appropriate, each Preferred Director and the Series C Observer will allocate travel expenses among the Company and the other portfolio companies of the Investor affiliated with such Preferred Director and Series C Observer.

      3.4. Key-Man Life Insurance. The Company shall acquire and maintain a key-man life insurance policy in the face amount of not less than $2,000,000 with respect to Kam Saifi, with the Company as the beneficiary of such policy.

      3.5. Nondisclosure and Development Agreement; Noncompetition and Nonsolicitation Agreement. The Company has caused each of its current employees and will cause each of its future employees and consultants to enter into a Nondisclosure and Development Agreement with the Company in substance as set forth in an exhibit to the Series C Purchase Agreement. The Company has caused each of its current key employees and will cause each of its future key employees (as determined in good faith by the Board of Directors of the Company or senior members of the Company's management designated by the Board of Directors of the Company) to enter into Noncompetition and Nonsolicitation Agreement with the Company in substance as set forth in an exhibit to the Series C Purchase Agreement.

      3.6. Stock Options.

            a. The Company will maintain a stock option plan in the form of Exhibit A hereto ( the "1996 Stock Plan").

            b. The Company agrees that stock options granted to employees and consultants of the Company will be subject to vesting, conditioned upon the employee's continued employment or consulting relationship with the Company, at the rate of 25% of the shares subject to each option on the first anniversary date of employment or consulting and 1/48 of the shares subject to such option at the end of each month thereafter.

            c. The Company agrees that it shall not accelerate the vesting of stock options granted by the Company or restricted stock issued by the Company upon any event unless the Board of Directors, including at least one director elected by the holders of

                                                                    EXHIBIT 10.4

Preferred Stock, affirmatively resolve at the time of such acceleration that such acceleration shall occur, provided, however, that stock option agreements and restricted stock agreements for officers of the Company and key employees of the Company as determined by the Board of Directors, including at least one director elected by the holders of Preferred Shares, may provide for automatic partial acceleration of the option or the lapsing of restrictions on disposition as if such officer or employee had been employed by the Company for an additional twelve months upon the following events: (1) a termination of the employee by the Company that is not For Cause (as defined in EXHIBIT J to the Series C Purchase Agreement) or is without Cause (as defined any of the forms of Stock Option Agreements attached as exhibits to EXHIBIT A hereto) or (2) an Acquisition of the Company.

      3.7. Termination; Assignment of Rights to Financial Information.

The covenants set forth in Sections II and III shall terminate and be of no further force or effect at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.

      3.8. Standoff Agreement. Each Investor agrees, in connection with the initial underwritten public offering of the Company's securities pursuant to an effective registration statement under the Securities Act and in connection with the first underwritten public offering of the Company's securities which may occur thereafter, upon request of the Company or the underwriters managing such underwritten offerings, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters; PROVIDED that each officer and director of the Company (and affiliates of each such officer and director) is similarly bound and the Company uses reasonable efforts to obtain a similar covenant from holders of at least one percent (1%) of the Company's outstanding securities.

      3.9. Maintain Rights. The Company will, at all times, maintain and preserve its corporate existence and all permits, rights and franchises material to the conduct of its business in full force and effect and adequate for its business as presently conducted. The Company will qualify, and will cause any subsidiary of the Company to qualify to do business as a foreign corporation in any jurisdiction where the failure to do so would have a material adverse effect on the business, condition (financial or otherwise), assets, properties or operations of the Company and its subsidiaries taken as a whole.

      3.10. Books and Records. The Company shall make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect its transactions, and shall devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; and
(b) transactions are recorded as necessary to permit preparation of the financial statements required herein and to maintain accountability for assets.

                                                                    EXHIBIT 10.4

      3.11. Compliance with Laws, Charter and Agreements. The Company shall comply with all laws, rules and regulations of all governmental authorities and agencies applicable to the Company, its business or its properties, the failure to comply with which might have a material adverse effect on the Company. The Company shall perform and observe all the obligations and provisions set forth in its Certificate of Incorporation (including any amendments) and By-laws. The Company shall comply in all material respects with the provisions of all contracts, indentures, instruments and agreements to which it is a party or by which the company or its properties are bound.

      3.12. Agreements. The Company shall not enter into any contract, agreement, lease or other instrument which, by its terms, restricts, in any material respect, the Company's ability to perform its obligations under this Agreement, the Series D Purchase Agreement, the Second Amended and Restated Voting Agreement, the Third Amended and Restated Co-Sale and Right of First Refusal Agreement or the Certificate, or any transaction contemplated herein or therein.

                                   SECTION IV

                                  Miscellaneous

      4.1. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York without regard to conflicts of laws principles. The parties expressly stipulate that any litigation under this Agreement shall be brought in the state courts of the County of New York, New York or in the United States District Court for the Southern District of New York. The parties agree to submit to the jurisdiction and venue of those courts.

      4.2. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      4.3. Transfer or Assignment Rights. The rights granted to Investors by the Company under this Agreement may only be transferred or assigned by Investors to a transferee or assignee of any of the Restricted Securities, if the Company is given notice by Investors prior to the time of said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned; the transferee or assignee of such rights assumes the obligations of Investors under this Agreement, and PROVIDED THAT (i) the transfer is in connection with a transfer of all securities of the Company held by the transferor, (ii) the transferee after the transfer has an aggregate of at least 100,000 shares of the Shares (in either case, as adjusted for stock splits, stock dividends and events of a similar nature), (iii) the transfer is from one Investor to another Investor, or (iv) the transfer or assignment is to constituent partners or stockholders who agree to act through a single representative.

      4.4. Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any

                                                                    EXHIBIT 10.4

warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Series A Preferred (as adjusted for stock splits, stock dividends and similar events), holders of a majority of the Series B Preferred (as adjusted for stock splits, stock dividends and similar events), the holders of a majority of the Series C Preferred (as adjusted for stock splits, stock dividends and similar events), and the holders of a majority of the Series D Preferred Stock (as adjusted for stock splits, stock dividends and similar events) (each voting as a single class) may, with the prior written consent of the Company, waive, modify or amend on behalf of all holders, any provisions hereof.

      4.5. Notices, etc. All notices and other communications required or permitted in this Agreement shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or
(d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed if to an Investor, at the Investor's address as set forth on EXHIBIT A to the Series A Purchase Agreement, the Series B Purchase Agreement, the Series C Purchase Agreement, or the Series D Purchase Agreement, if to the Company, to its address set forth in the Purchase Agreement (attention: Chief Executive Officer), or at such other address as a party may designate by ten days' advance written notice to the other party pursuant to the provisions above.

      4.6. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                                                                    EXHIBIT 10.4

      4.7. California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

      4.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

      4.9. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

      4.10. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

      4.11. Termination of Earlier Agreement. By execution and delivery of this Agreement by the parties to the Second Amended and Restated Investor Rights Agreement, dated as of January 4, 1999, as amended, between the Company and the Investors which are parties thereto (the "Prior Agreement"), the Prior Agreement is terminated and superseded by this Agreement.


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

      The foregoing agreement is hereby executed by each party as of the date set forth below his, her or its name.

                                    AVESTA TECHNOLOGIES, INC.

                                 By /s/ Kam M. Saifi
                                    -----------------------------------------
                                    Name: Kam M. Saifi
                                    Title: President and Chief Executive Officer

                                 By /s/ the Investors
                                    -----------------------------------------


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